                                                                      EXHIBIT 3b



                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                                 CERTIFICATE OF

                             IRWIN UNION CORPORATION




I, LARRY A. CONRAD, Secretary of State of the State of Indiana, hereby certify that Articles of Incorporation of the above Corporation, in the form prescribed by my office, prepared and signed in duplicate by the incorporator(s), and acknowledged and verified by the same before a Notary Public, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; that I have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the incorporator(s) or his (their) representatives; all as prescribed by the provisions of the Indiana General Corporation Act, as amended.

Wherefore, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence has begun.

In Witness Whereof, I have hereunto set any hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 31st day of May, 1972

                                             Larry A. Conrad, Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF

IRWIN UNION CORPORATION

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended (herein. after referred to as the "Act,") execute the following Articles of Incorporation.

                                    ARTICLE I
                                      Name

The name of the Corporation is Irwin Union Corporation.

                                   ARTICLE II

                                    Purposes

The purposes for which the Corporation is formed are:
The transaction of any and all lawful business for which corporations May be incorporated under the Act, including by way of illustration and not of limitation, the following:


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                                                         Irwin Union Corporation
                                   ARTICLE II

                                    Purposes

2.01. To Act as Holding Company. To purchase or otherwise acquire, own and hold the stock of other corporations and equity interests in other business entities and to direct the operations of other corporations through the ownership of stock therein and to direct the operation: of other business entities through the ownership of equity interests therein.

2.02. Capacity to Act. To have the capacity to act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed and such as are not repugnant to law.

2.03. To Deal in Securities. To acquire, by purchase, subscription or otherwise and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities (as hereinafter defined) issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or any state or commonwealth thereof, or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all of the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used herein shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights or, in general, any interests or instruments commonly known as securities or any and all certificates of interest or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing.

2.04. Investment Management. To make, establish and maintain investments in securities, funds or properties of any nature whatsoever and manage such funds; to do any and all acts and things for the preservation, protection, improvement and enhancement of the value of such property or securities or designed to accomplish any such purposes. To make investigations as to the business affairs and property of corporations, partnerships and various forms of business enterprises and to make appraisals and valuations of all kinds and investigate and render opinions as to the advisability from a financial standpoint of creating, merging, combining or otherwise dealing in business enterprise.

Article II, Page One


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Irwin Union Corporation


2.05. Creation of Corporations and Other Entities. To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

2.06. To Deal in Good Will. To acquire by purchase or exchange, or by transfer, or by merger or consolidation with, the Corporation of any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or otherwise to acquire the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof and to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation or by any other lawful means.

2.07. To Engage in Lending. To make loans and give other forms of credit including, but not limited to, financing, factoring and leasing, with or without security, and to negotiate and make contracts and agreements in connection therewith and to sell and underwrite credit insurance and life, property and liability insurance, directly or through subsidiaries.

2.08. To Aid Subsidiaries. To aid by loans, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities (as that term is defined in section 2.03 hereof) are in any manner, directly or indirectly, held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, to assume, with or without recourse against any such correlation, firm, organization, association or entity, to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose.

2.09. To Provide Services. To render service, assistance, counsel and advice to and act as representative or agent in any capacity, (whether managing, operating, financial, purchasing, selling, advertising or otherwise) for any corporation, firm, organization, association or other entity and to gather, compile and disseminate information, data and advice in respect to matters of commercial, financial, statistical and business nature and to act as consultants, counselors and advisors.


Article II, Page Two



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Irwin Union Corporation


2.10. To Deal in Real Estate. To acquire by purchase, exchange, lease as lessee, let as lessor, sell, convey, or mortgage, whether alone or in conjunction with others, real estate of every kind, including, without limiting the generality of the foregoing, the design, development, management, acquisition, and operation of commercial, mercantile and service structures and facilities of every character, recreational structures and facilities, residential properties and structures, and mobile home parks.

2.11. To Deal in Personal Property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, at wholesale or retail, alone or in syndicates or otherwise in conjunction with others, commodities or other personal property of every kind, character and description and wherever situated, and any interest therein.

2.12. To Deal in its Own Securities. To acquire (by purchase, exchange, lease, hire or otherwise), hold, sell, transfer, reissue, or cancel its own shares, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares if such use would cause any impairment of the capital of the Corporation, and except that its own shares beneficially owned by the Corporation shall not be voted directly or indirectly.

2.13. To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes to its business.

12.14. To Enter into Partnerships. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership individual or other entity, for the carrying on of any business, transaction, or venture, which the Corporation is authorized to carry on or any business, transaction, or venture deemed necessary, convenient or incidental to carrying out of any of the purposes of the Corporation.

2.15. To Engage in Business Generally. To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing or agency business not prohibited by law and any, some or all of the foregoing.

2.16. To-Borrow Money. To borrow money for any business object or purpose of the Corporation from time to time without limit as to amount, to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.


Article-II, Page Three



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                                                         Irwin Union Corporation


2.17. To Execute Guarantees. To make any guarantee respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations.

2.18. Stated Capital; Consideration for Shares. To determine the amount of the stated capital and increase or reduce stated capital and determine the consideration to be received for shares issued from time to time.

2.19. Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all the rights, privileges and powers specified in or permitted under the Indiana General Corporation Act.

2.20. General Powers. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects of the furtherance of any of the powers herein set forth and to do every other act and thing incident thereto or connected therewith which is not forbidden by the laws of the State of Indiana or by the provisions of these Articles of Incorporation

2.21. Construction. The foregoing sections shall be construe as purposes as well as powers and the matters expressed in each section shall, unless otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other section, each of such sections being regarded as creating independent purposes and powers The enumeration shall not be construed as limiting or restricting in any manner either the meaning or general terms used in any of the sections or the scope of the general powers of the Corporation created thereby. The enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers now or hereafter conferred by the laws of the state of Indiana nor shall the expression of one thing be deemed to exclude another not expressed, whether or not it be of like nature. The titles contained herein are solely for convenience and are not to be considered in construing the various sections.

2.22. Limiting Clause. Nothing in this article shall be construed to authorize the conduct by the Corporation, directly or indirectly, of a rural loan and savings association, credit union or a banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee or building and loan business or receiving deposits or money, bullion or foreign coins or of issuing bills, notes, or other evidences of debt or circulation as money; provided, however, that the Corporation may own, create or otherwise acquire all or part of the issued and outstanding stock of corporations lawfully engaged in any of such activities.





Article II, Page Four


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                                   ARTICLE III
                               Period of Existence

The period during which the Corporation shall continue is perpetual.



                                   ARTICLE IV
                       Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation's principal office is John A. Nash, 500 Washington Street, Columbus, Indiana 47201.

Section 2. Principal Office. The post office address of the principal office of the Corporation is 500 Washington Street, Columbus, Indiana 47201


                                    ARTICLE V

                                     Shares

Section 1. Number. The total number of shares which the Corporation has authority to issue is 1,000 shares consisting of 500 common shares with the par value of $10.00 per shares, and 500 preferred shares without par value.
Section 2. Terms.

(see attached)


Section 3. Voting Rights.


(see attached)


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                             Irwin Union Corporation

                                    ARTICLE V

2.  Terms                                   Shares

5.20. Classes. The authorized shares of the Corporation (the "Shares") shall be divided into two classes consisting of 500 common shares par value $10, (the "Common Shares") and 500 preferred shares without par value (the "Preferred Shares").

5.21.     Rights.

5.211. Common Shares. All Common Shares shall have the same rights and privileges. Common Shareholders shall have no preemptive rights.

5.212. Preferred Shares. The Board of Directors is expressly authorized at any time, and from time to time, by resolution, to determine and state the designations, relative rights, preferences, limitations and restrictions of any class or classes of Preferred Shares, or of any series of any class or classes thereof, and to authorize the issuance of such Preferred Shares upon compliance prior to the issuance of any such Preferred Shares with the applicable provisions of the Act.

5.22. Dividends. Dividends or distributions may be declared and paid upon outstanding Shares at the discretion of the Board of Directors from time to time out of earned surplus or capital surplus of the Corporation. Dividends payable on the Shares of any class of Shares or series thereof may be paid to the holders of Shares of that or any other class of Shares or series thereof.

5.23. Issuance of and Consideration for Shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, which consideration may be equal to, less than or more than the par value thereof. The judgment of the Board of Directors as to (i) the value of any property or services received in full or partial payment for Shares, and (ii) as to the value of the corporate assets in the event of a Share dividend, shall be conclusive. When Shares are issued upon payment of the consideration fixed by the Board of Directors, such Shares shall be taken to be fully paid stock and shall be nonassessable.

5.24. Partial Distributions. The Board of Directors may make distributions to Shareholders out of capital surplus from time to time to the extent permitted by law.

5.25. Facsimile Signatures. Facsimile signatures may be used in lieu of the manual signature of an officer or director of the Corporation. In case any officer of director who has signed or whose facsimile signature has been placed upon any share certificate or other document issued by this Corporation shall have ceased to be such an officer or director before such certificate or other document is used, such certificate or other document may be issued by the Corporation with the same effect as if such person were an officer at the date of its issue.



Article V, Page One

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                                                         Irwin Union Corporation

5.26. Transfer of Shares. Transfer of shares shall be governed by the By-Laws of the Corporation subject to applicable law.

3.        Voting Rights.

5.30.     Voting Rights.

5.301. Common Shares. Every holder of the Common Shares of the Corporation shall have the right at every Shareholders' meeting, to one vote for each Common Share standing in his name on the books of the Corporation.

5.302. Preferred Shares. Holders of Preferred Shares shall have no right to vote upon any question except as shall be affirmatively provided in the Act, or in the remaining sections of this article.

5.31. No Greater Requirements. Nothing in these Articles shall be deemed to require any greater portion of the Shares to concur in any action taken by the Shareholders than is required by law.

5.32. Record Date. The By-Laws may provide for a record date for determining Shareholders entitled to receive payment of dividend or for determining Shareholders for any other purpose.

5.33. Mergers and Consolidations. Any class of Shares of this Corporation shall be entitled to vote as a class if the agreement of merger or consolidation contains any provision which, if contained in a proposed amendment to the Articles of Incorporation of the Corporation, would entitle such class of Shares to vote as a class.

5.34. Voting on Special Corporate Transactions. In voting on adoption of any proposal for a special corporate transaction or for dissolution of the Corporation, all Shares shall vote as a single class and no Shares shall be entitled to vote as a separate class.

5.35. Mergers With Subsidiaries. Nothing herein contained shall limit the power of the Corporation or prescribe the procedures to be followed in any merger or consolidation of any subsidiary of this Corporation, ninety-five percent (95%) (or such lesser percentage as may hereafter be prescribed by law) or more of the outstanding Shares of which subsidiary are owned by this Corporation and any such merger or consolidation of any such subsidiary may be accomplished by the Board of Directors of this Corporation in the manner prescribed by law.

5.36. Class Voting. If the holders of any class of Shares are entitled to vote as a class, the proposal shall be adopted upon receiving the affirmative vote of the holders of at least a majority (or such greater proportion as these Articles of Incorporation may require) of the Shares of each class of Shares entitled to vote thereon as a class and of the total Shares entitled to vote thereon.

Article V, Page Two

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                                   ARTICLE VI
                      Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.

                                   ARTICLE VII
                                   Director(s)
Section 1. Number of Directors. The initial Board of Directors is composed 3 member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be three.

Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office addressees) of the initial Board of Director(s) of the Corporation is (are):

Name            Number and Street or Building        City      State   Zip Code

Paul N. Dinkins   500 Washington Street            Columbus,  Indiana   47201

John A. Nash      500 Washington Street            Columbus,  Indiana   47201

Greg W. Rush      500 Washington Street            Columbus,  Indiana   47201

Section 3.  Qualifications of Directors. (If Any)

No qualifications are prescribed by these Articles.


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                                  ARTICLE VIII
                                 Incorporator(s)

The name(s) and post office addressees) of the incorporator(s) of the Corporation is (are):

Name              Number and Street or Building     City       State   Zip Code

Irwin Miller      301 Washington Street             Columbus,  Indiana   47201

Paul N. Dinkins   500 Washington Street             Columbus,  Indiana   47201

John A. Nash      500 Washington Street             Columbus,  Indiana   47201


                                   ARTICLE IX
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

                                 (see attached)


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                                                         Irwin Union Corporation
                                   ARTICLE IX
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

9.01. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors for the time being shall be necessary to make such Code or to effect any alteration, amendment or repeal thereof. All provisions for the regulation of business and management of the affairs of the Corporation shall be stated in the By-Laws.

9.02. Meetings of Shareholders. Meetings of the Shareholders of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waiver: of notice thereof or as specified in the By-Laws.

9.03. Meetings of Directors. Meetings of the Board of Directors and committees thereof of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws. The By-Laws shall prescribe the manner in which notice of such meetings may be given and the time before such meeting in which such notice shall be given, unless waived.

9.04. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns all or a part of the capital stock shall be valid and binding notwithstanding the fact that the officers and/or directors executing the contract on behalf of this Corporation are the same or a majority of them are the same or the participating directors or officers are the same. With the exception provided above, any contract or other transaction between the Corporation and any one or more of its directors or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested or between the Corporation and any corporation or association in which one or more of its directors are stockholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding his or their participate in such action if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of the majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.



Article IX, Page One


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Irwin Union Corporation

9.05.     Indemnification of Directors, Officers and Employees.

9.051. "Liability" "Expense." As used in this section 9.05 the terms "liability" and "expense" shall include but shall not be limited to attorneys' fees and disbursements and amounts of judgment, fines or penalties against and amounts paid in settlement by the directors, officers or employees.

9.052. "Claim." As used in this section 9.05, the term "claim" 'shall include: (i) any claim, action, suit or proceeding, whether actual or threatened, brought by or in the right of this Corporation or another corporation or otherwise, civil, criminal or administrative or in connection with an investigation or appeal relating thereto, (ii) against a person who is or was a director, officer or employee of this Corporation or a person who was serving as a director, officer or employee of any other corporation at the request of this Corporation, and (iii) which is asserted against or threatened against him, as a party or otherwise, by reason of his having been a director, officer or employee of this Corporation or such other corporation or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time the claim is asserted or threatened.

9.053. Indemnity. Any such director, officer or employee who has been wholly successful on the merits or otherwise with respect to any claim of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation but only if (i) the Board of Directors acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the person to be indemnified acted in good faith in what he reasonably believed to be the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding (which shall not be deemed to include civil, administrative or investigative actions or proceedings in which conduct which violates a criminal statute is alleged) he had no reasonable cause to believe that his conduct was unlawful, or (ii) independent legal counsel (who may be regular counsel of the Corporation) shall deliver to it its written opinion that the person to be indemnified so acted.






Article IX, Page Two


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                                                         Irwin Union Corporation

9.054. No Presumption. The termination of any claim by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere or its equivalent shall not create a prescription that the person to be indemnified did not meet the standard of conduct set forth in section 9.053.

9.055. Several Claims. If several claims, issues or matters of act ion are involved, any such person may be entitled to indemnification as to some matters even though he ! is not entitled as to other matters.

9.056. Advances. The Corporation may advance expenses @to or, where appropriate, may at its expense undertake the ,defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section 9.05.

9.057. Applicability. The provisions of this section 9.05 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

9.058. Extent of Rights. The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

9.59. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section
9.05 or otherwise

9.06. Abandoned Property. After it remains unclaimed for a period of six years, any stock or other certificate of ownership, or any dividend, profit, distribution, interest, payment or principal or other property held by this Corporation or owing by this Corporation for the six consecutive years last passed shall revert to and become the property of this Corporation. The secretary shall prepare a written claim of the Corporation to such fund, claim, income or property before the end of the seventh year after its appropriate due date, distribution date or delivery date.

Article IX, Page Three


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                                                         Irwin union Corporation

9.07. Partnerships. The Board of Directors shall have the power to authorize the Corporation to enter into partnerships or any other lawful arrangement for the sharing of profits, union of interest, reciprocal association, cooperative association, partnership, joint venture or syndicate with any corporation, association, partnership, individual, firm or other legal entity for the purpose of carrying on any lawful business.

9.08. Committees. The By-Laws may provide for an executive committee and other committees, which shall have the fullest authority to act for the Board of Directors permitted under the laws of Indiana.

9.09. Removal of Directors. The Shareholders shall have no power to remove directors during their terms of office. Any director may be removed for specific cause found and determined by a vote of not less than two-thirds (2/3) of the entire Board of Directors at any time.

9.10. Term of Directors. When the Board of Directors consist of nine (9) or more directors, the By-Laws may specify that the director shall be apportioned into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

9.ll.     Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend and repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act or any other pertinent enactment of the General Assembly of the State of Indiana and all rights and powers conferred hereby on Shareholders, directors and officers of the Corporation are subject to such reserved right.




Article IX, Page Four


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IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated in
Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 30th day of May, 1972.


/s/ Irwin Miller                            /s/ Paul N. Dinkins
-------------------------                   -----------------------

Irwin Miller                                Paul N. Dinkins
-------------------------                   -----------------------

                                            /s/ John A. Nash
                                            -----------------------


STATE OF INDIANA
ss:
COUNTY OF Bartholomew

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in State of Indiana, certify that John A. Nash in the I being one of the incorporator(s) referred to in Article VTII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 30 day of May, 1972

                                                   /s/ Antoinette Frenzer
                                                   -----------------------------
                                                   Antoinette Frenzer
                                                   -----------------------------
                                                   (Printed Signature)


My Commission Expires:                             Notary Public

December 23, 1972

This instrument was prepared by Donald W. Buttrey, Stephen J. Dutton, Attorneys at Law,

McHALE, COOK & WELCH, 906 Chamber of Commerce Building, Indianapolis, Indiana 46204

                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION

                                       OF

                             IRWIN UNION CORPORATION

I, Larry A. Conrad, Secretary of the State of Indiana, hereby certify that Amended Articles of Incorporation for the above Corporation, in the form prescribed by my office, prepared and signed in duplicate in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.

Whereas, upon due examination, I find that the Amended Articles of Incorporation conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.


In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana at the City of Indianapolis, this 29th day of December, 1972.


Larry A. Conrad, Secretary of State

                        AMENDED ARTICLES OF INCORPORATION
                                       OF

                             Irwin Union Corporation

The undersigned officers of Irwin Union Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating certain Amendments of its Articles of Incorporation by the adoption of new Amended Articles of Incorporation to supersede and take the place of its heretofore existing Articles of Incorporation, certify the following facts:


                                    ARTICLE I

                          Text of the Amended Articles

The exact text of the entire Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amended Articles"), now is as follows:

                             See Exhibit A attached.

                                   ARTICLE III
                               Period of Existence

      The period during which the Corporation shall continue is Perpetual.



                                   ARTICLE IV
                       Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation's principal office is John A. Nash, 500 Washington Street, Columbus, Indiana 47201

Section 2. Principal Office. Me post office address of the principal office of the Corporation is 500 Washington Street, Columbus, Indiana 47201

                                    ARTICLE V
                                     Shares

Section 1. Number. The total number of shares which the Corporation has authority to issue consisting of 500,000 common shares with the par value of $10.00 per shares, and 50,000 preferred shares without par value.


Section 2. Terms.

(see attached)

Section 3. Voting Rights.

(see attached)

                                                         Irwin Union Corporation

                                    ARTICLE V

2. Terms                             Shares

5.20. Classes. The authorized shares of the Corporation (the "Shares") shall be divided into two classes consisting of 500,000 common shares, par value $10, (the "Common Shares") and 50,000 preferred, shares without par value (the "Preferred Shares").

5.21.    Rights.

5.211. Common Shares. All Common Shares shall have the same rights and privileges. Common Shareholders shall have no preemptive rights.

5.212. Preferred Shares. The Board of Directors is expressly authorized at any time, and from time to time, by resolution, to determine and state the designations, relative rights, preferences, limitations and restrictions of any class or classes of Preferred Shares, or of any series of any class or classes thereof, and to authorize the issuance of such Preferred Shares upon compliance prior to the issuance of any such Preferred Shares with the applicable provisions of the Act.

5.22. Dividends. Dividends or distributions may be declared and paid upon outstanding Shares at the discretion of the Board of Directors from time to time out of earned surplus or capital surplus of the Corporation. Dividends payable on the Shares of any class of Shares or series thereof may be paid to the holders of Shares of that or any other class of Shares or series thereof.

5.23. Issuance of and Consideration for Shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, which consideration may be equal to, less than or more than the par value thereof. The judgment of the Board of Directors as to (i) the value of any property or services received in full or partial payment for Shares, and (ii) as to the value of the corporate assets in the event of a Share dividend, shall be conclusive. When Shares are issued upon payment of the consideration fixed by the Board of Directors, such Shares shall be taken to be fully paid stock and shall be nonassessable.

5.24. Partial Distributions. The Board of Directors may make distributions to Shareholders out of capital surplus from time to time to the extent permitted by law.

5.25. Facsimile Signatures. Facsimile signatures may be used in lieu of the manual signature of an officer or director of the Corporation. In case any officer or director who has signed or whose facsimile signature has been placed upon any share certificate or other document issued by this Corporation shall have ceased to be such an officer or director before such certificate or other document is used, such certificate or other document may be issued by the Corporation with the same effect as if such person were an officer at the date of its issue.


Article V, Page One

                                                        Irwin Union Corporation

5.26. Transfer of Shares. Transfer of Shares shall be governed by the By-Laws of the Corporation subject to applicable law.

3.   Voting Rights

5.30.    Voting Rights.

5.301. Common Shares. Every holder of the Common Shares of the Corporation shall have the right at every Shareholders' meeting, to one vote for each Common Share standing in his name on the books of the Corporation.

5.302. Preferred Shares. Holders of Preferred Shares shall have no right to vote upon any question except as shall be affirmatively provided in the Act, or in the remaining sections of this article.

5.31. No Greater Requirements. Nothing in these Articles shall be deemed to require any greater portion of the Shares to concur in any action taken by the Shareholders than is required by law.

5.32. Record Date. The By-Laws may provide for a record date for determining Shareholders entitled to receive payment of any dividend or for determining Shareholders for any other purpose.

5.33. Mergers and Consolidations. Any class of Shares of this Corporation shall be entitled to vote as a class if the agreement of merger or consolidation contains any provision which, if contained in a proposed amendment to the Articles of Incorporation of the Corporation, would entitle such class of Shares to vote as a class.

5.34. Voting on Special Corporate Transactions. In voting on adoption of any proposal for a special corporate transaction or for dissolution of the Corporation, all Shares shall vote as a single class and no Shares shall be entitled to vote as a separate class.

5.35. Mergers With Subsidiaries. Nothing herein contained shall limit the power of the Corporation or prescribe the procedures to be followed in any merger or consolidation of any subsidiary of this Corporation, ninety-five percent (95%) (or such lesser percentage as may hereafter be prescribed by law) or more of the outstanding Shares of which subsidiary are owned by this Corporation and any such merger or consolidation of any such subsidiary may be accomplished by the Board of Directors of this Corporation in the manner prescribed by law.

5.36. Class Voting. If the holders of any class of Shares are entitled to vote as a class, the proposal shall be adopted upon receiving the affirmative vote of the holders of at least a majority (or such greater proportion as these Articles of Incorporation may require) of the Shares of each class of Shares entitled to vote thereon as a class and of the total Shares entitled to vote thereon.

Article V, Page Two

                                   ARTICLE VI
                      Requirements Prior To Doing Business

The stated capital of the Corporation is at least $1000.00.

                                   ARTICLE VII
                                   Director(s)

Section 1. Number of Directors. The Board of Directors is composed of 16 member(s) The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be sixteen.

Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office addressees) Of the Board of Director(s) of the Corporation (are):


Name                  Number and Street or Building  City      State    Zip Code

Eugene I. Anderson    500 Washington Street,         Columbus, Indiana  47201
Paul N. Dinkins       500 Washington Street,         Columbus, Indiana  47201
George Doup           500 Washington Street,         Columbus, Indiana  47201
Edward E. Edwards     500 Washington Street,         Columbus, Indiana  47201
Harry J. Embry        500 Washington Street,         Columbus, Indiana  47201
Lowell E. Engelking   500 Washington Street,         Columbus, Indiana  47201
Frank C. Forster      500 Washington Street,         Columbus, Indiana  47201
Clarence 0. Hamilton  500 Washington Street,         Columbus, Indiana  47201
William R. Laws, Jr.  500 Washington Street,         Columbus, Indiana  47201
Irwin Miller          301 Washington Street,         Columbus, Indiana  47201
John A. Nash          500 Washington Street,         Columbus, Indiana  47201
Paul H. Pardieck      500 Washington Street,         Columbus, Indiana  47201
Charles A. Rau        500 Washington Street,         Columbus, Indiana  47201
Carl M. Reeves        500 Washington Street,         Columbus, Indiana  47201
Albert H. Schumaker   500 Washington Street,         Columbus, Indiana  47201
E. Don Tull           500 Washington Street,         Columbus, Indiana  47201


                Section 3. Qualifications of Directors. (If Any)

No qualifications are prescribed by these Articles.

                                  ARTICLE VIII
                                  Incorporators

The name(s) and post office addressees) of the of the Corporation (are):
President and Executive Vice President, Secretary


Name              Number and Street or Building     City       State    Zip Code
Paul N. Dinkins   500 Washington Street,            Columbus,  Indiana   47201
(President)

John A. Nash      500 Washington Street,            Columbus,  Indiana   47201
(Executive Vice President, Secretary)



                                   ARTICLE IX
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

                                 (See attached)

                                                         Irwin Union Corporation

                                   ARTICLE IX

                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

9.01. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors for the time being shall be necessary to make such Code or to effect any alteration, amendment or repeal thereof. All provisions for the regulation of business and management of the affairs of the Corporation shall be stated in the By-Laws.

9.02. Meetings of Shareholders. Meetings of the Shareholders of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws.

9.03. Meetings of Directors. Meetings of the Board of Directors and committees thereof of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws. The By-Laws shall prescribe the manner in which notice of such meetings may be given and the time before such meeting in which such notice shall be given, unless waived.

9.04. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns all or a part of the capital stock shall be valid and binding notwithstanding the fact that the officers and/or directors executing the contract on behalf of this Corporation are the same or a majority of them are the same or the participating directors or officers are the same. With the exception provided above, any contract or other transaction between the Corporation and any one or more of its directors or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested or between the Corporation and any corporation or association in which one or more of its directors are stockholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding his or their participation such action if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of the majority, of the directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction-which would otherwise be valid under the common and statutory, law applicable thereto.


Article IX, Page One

                                                         Irwin Union Corporation

     9.05.    Indemnification of Directors, Officers and Employees.

9.051. "Liability;" "Expense;" As used in this section 9.05 The terms "liability" and "expense" shall include but shall not be limited to attorneys' fees and disbursements and amounts of judgment, fines or penalties against and amounts paid in settlement by the directors, officers or employees.

9.052.   "Claim." As used in this section 9.05, the term "claim" shall include:
(i) any claim, action, suit or proceeding, whether actual or threatened, brought by or in the right of this Corporation or another corporation or otherwise, civil, criminal or administrative or in connection with an investigation or appeal relating thereto, (ii) against a person who is or was a director, officer or employee of this Corporation or a person who was serving as a director, officer or employee of any other corporation at the request of this Corporation, and (iii) which is asserted against or threatened against him, as a party or otherwise, by reason of his having been a director, officer or employee of this Corporation or such other corporation or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time the claim is asserted or threatened.

9.053. Indemnity. Any such director, officer or employee who has been wholly successful on the merits or otherwise with respect to any claim of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation but only if (i) the Board of Directors acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the person to be indemnified acted in good faith in what he reasonably believed to be the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding (which shall not be deemed to include civil, administrative or investigative actions or proceedings in which conduct which violates a criminal statute is alleged) he had no reasonable cause to believe that his conduct was unlawful, or (ii) independent legal counsel (who may be regular counsel of the Corporation) shall deliver to it its written opinion that the person to be indemnified so acted.





Article IX, Page Two

                                                Irwin Union Corporation

9.054. No Presumption. The termination of any claim by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere or its equivalent shall not create 8L prescription that the person to be indemnified did not meet the standard of conduct set forth in section 9.053.

9.055. Several Claims. If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

9.056. Advances. The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section 9.05.

9.057. Applicability. The provisions of this section 9.05 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

9.058. Extent of Rights The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned Pay otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

9.059. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section
9.05 or otherwise.





Article IX, Page Three

                                                         Irwin Union Corporation

9.06. Partnerships. The Board of Directors shall have the power to authorize the Corporation to enter into partnerships or any other lawful arrangement for the sharing of profits, union of interest, reciprocal association, cooperative association, partnership, joint venture or syndicate with any corporation, association, partnership, individual, firm or other legal entity for the purpose of carrying on any lawful business.

9.07. Committees. The By-Laws may provide for an executive committee and other committees, which shall have the fullest authority to act for the Board of Directors permitted under the laws of Indiana.

9.08. Removal of Directors. The Shareholders shall have no power to remove directors during their terms of office. Any director may be removed for specific cause found and determined by a vote of not less than two-thirds (2/3) of the entire Board of Directors at any time.

9.09. Term of Directors. When the Board of Directors consists of nine (9) or more directors, the By-Laws may specify that the director shall be apportioned into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

9.10. Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend and repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act or any other pertinent enactment of the General Assembly of the State of Indiana and all rights and powers conferred hereby on Shareholders, directors and officers of the Corporation are subject to such reserved right.








Article IX, Page Four

                                   ARTICLE 11

                           Manner of Adoption and Vote

(b) By written consent executed on December 18, 1972 signed by all of the members of the Board of Directors of the Corporation entitled to vote in respect of the Amended Articles, that the provisions and terms of Articles V & IX of its Articles of Incorporation be amended so as to read as set forth in the amended Articles, and a meeting of such Shareholders was called to be held January 2, 1973, to adopt or reject the Amended Articles unless the same were so approved prior to such date by unanimous written consent.

Section 2. Action by Shareholders (select appropriate paragraph) (b) By written consent executed on December 18, 1972, signed by the holders to 500 common shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amended Articles.

Section 3. Compliance With Legal Requirements

The manner of the adoption of the Amended Articles, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Acts, the Articles of Incorporation, and the By-Laws of the Corporation.



                                   ARTICLE III
                     Statement of Changes Made With Respect
                  To the Number of Shares Heretofore Authorized

Section 1, of Article V of the Articles of Incorporation was amended to increase the number of authorized shares from 1,000 authorized shares to 550,000 authorized shares, consisting of 500,000 common shares with the par value of $10 per share, and 50,000 preferred shares without par value.

IN WITNESS WHEREOF, the undersigned officers execute these Amended Articles of Incorporation of the Corporation and certify to the truth of the facts herein stated, this 18th day of December, 1972,

/s/ Paul N. Dinkins                                  /s/ John A. Nash
-------------------                                  ----------------
(Written Signature)                                  (Written Signature)

Paul N. Dinkins                                      John A. Nash
----------------                                     --------------------
(Printed Signature)                                  (Printed Signature)

President of                                         Secretary of

Irwin Union Corporation                              Irwin Union Corporation


STATE OF INDIANA
SS:
COUNTY OF BARTHOLOMEW.

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Paul N. Dinkins, the President and
John A. Nash, the Secretary of Irwin Union Corporation, the officers executing the foregoing Amended Articles of Incorporation, personally appeared before me, acknowledged the execution thereof; and swore to the truth of the facts herein stated.
Witness my hand and Notarial Seal this 18th day of December, 1972.

/s/ Antoinette Frenzer
------------------------
(written Signature)


Antoinette Frenzer
------------------------
(Printed Signature)
Notary Public

My Commission Expires:

December 23, 1976

This instrument was prepared by Donald W. Buttrey, Stephen J. Dutton Randolph L. Seger Attorneys at Law, McHalle, Cook & Welch, 906 Chamber of Commerce Building, Indianapolis, Indiana 46204

                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                             IRWIN UNION CORPORATION


I, LARRY A. CONRAD, Secretary of State of the Slate of Indiana, hereby certify that Articles of Amendment for the above Corporation, in the form prescribed by my office, prepared and signed in duplicate in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.

The Amendment: The exact text of Article V, Section I and Section 5.20

Whereas, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.


In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 3rd day of March, 1973.



LARRY A. CONRAD, Secretary of State

                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION

                                       OF

                            IRWIN UNION CORPORATION

The undersigned officers of IRWIN UNION CORPORATION (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                                    ARTICLE I

                              Text of the Amendment

The exact text of Article(s).V Section and Section 5.20 of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendments"), now is as follows:

Section 1. Number. The number of shares which the Corporation has the authority to issue is 1,050,000 shares consisting of 1,000,000 common shares with a par value of $5 per share, and 50,000 preferred shares without par value.

Section 5.20. Classes. The authorized shares of the Corporation (the "Shares") shall be divided into two classes consisting of 1,000,000 common shares, par value $5, (the "Common Shares") and 50,000 preferred shares without par value (the "Preferred Shares").

                                   ARTICLE II
                           Manner of Adoption and Vote

Section 1. Action by Directors (select appropriate paragraph).

(a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect the Amendments that the provisions and terms of Article V of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held March 20, 1973, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.


Section 2. Action by Shareholders (select appropriate paragraph)

(a) The Shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on March 20 1973, the holders at which common shares were present in person or by proxy, adopted the Amendments.

The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

(1)   Common shares

(2)

(3)

The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

Total Shares Entitled to Vote as a Class (as listed immediately above)


                                                Total               (1)              (2)          (3)

             Shares entitled to vote:           282,984             282,984

             Shares voted in favor:             238,314             238,314
                                                ---------------------------

             Shares voted against:                   85                  85



         Section 3. Compliance with Legal Requirements.

The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

                                   ARTICLE III

             Statement of Changes Made With Respect to Any Increase
                  In The Number of Shares Heretofore Authorized

Aggregate Number of Shares
Previously Authorized                    550,000

Increase                                 500,000

Aggregate Number of Shares To Be Authorized After Effect of This Amendment 1,050,000

IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, 18th day of March, 1973.

/s/ John A. Nash                                /s/ Robert E. Kirk
-------------------                             -------------------
(Written Signature                              Written Signature

John A. Nash                                    Robert E. Kirk

(Printed Signature)                             (Printed Signature)

Executive Vice President                        Secretary of
of Irwin Union Corporation                      Irwin Union Corporation




STATE OF INDIANA
SS:
COUNTY OF Bartholomew

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that John A. Nash, the Executive Vice President, and Robert E. Kirk, the Secretary of Irwin Union Corporation the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

Witness my hand and Notarial Seal this 27th day of March, 1973.

/s/ Gloria Harbaugh
(Written Signature)

Gloria Harbaugh
(Printed Signature)

Notary Public

My Commission Expires: April 22, 1974

Stephen J. Dutton
This instrument was prepared by Stephen J. Dutton, Attorney at Law,
McHALE, COOK & WELCH, 906 Chamber of Commerce Building, Indianapolis, 46204

                                STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office a Resolution of the Board of Directors electing to be governed by the provisions of the Indiana Business Corporation Law prior to August 1, 1987 of

                             IRWIN UNION CORPORATION

and said Resolution has been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law.
WHEREAS., upon due examination,, I find that it satisfies the requirements of I.C. 23-1-17-3(b) and I.C. 23-1-13-1:
NOW, THEREFORE, I EDWIN J. SIMCOX, Secretary of State of Indiana, hereby certify that I have this day filed the Resolution of the Board of Directors in this office.

Effective date the provisions will apply is JUNE 24th, 1986.




In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 23rd day of June, 1986

/s/ Edwin J. Simcox
Secretary of State,

                              CERTIFICATE REGARDING
                           ELECTION OF APPLICATION OF
                        INDIANA BUSINESS CORPORATION LAW




         The undersigned, the duly elected and acting Secretary of Irwin Union Corporation ("Corporation), respectively hereby certify, verify and affirm, subject to the penalties for perjury, that the attached resolutions were adopted by the Board of Directors of the Corporation at a meeting thereof, duly constituted, and held on May 20, 1986; and that the effective date of the election to have the Indiana Business Corporation Law apply to the Corporation, as set forth in such resolutions is June 24, 1986.

Dated this 20th day of May 1986.




/s/ Matthew F. Souza
----------------------------------

[Name], [Office] of [Corporation]

Matthew F. Souza, Secretary
Irwin Union Corporation

ATTEST:

/s/Thomas D. Washburn
-----------------------
Senior Vice President
Irwin Union Corporation

                              RESOLUTIONS REGARDING
                           ELECTION TO BE GOVERNED BY
                    THE NEW INDIANA BUSINESS CORPORATION LAW



WHEREAS, the Indiana General Assembly has recently adopted new statutory provisions governing business corporations, known as the Indiana Business Corporation Law ("New Statute"); and

WHEREAS, the New Statute generally applies to all Indiana corporations after July 31, 1987; although a corporation's board of directors may elect to have the New Statute apply earlier by adopting and filing a resolution electing to have the New Statute apply to that corporation; and

WHEREAS, the Board of Directors has carefully considered a summary and presentation of significant provisions of the New Statute prepared by counsel to the Corporation; and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to cause the New Statute to apply to the Corporation prior to August 1, 1987, for the following reasons, among others;

(1) The New Statute provides greater flexibility in corporate governance and thereby reduces the time and expense required to ensure compliance with state law;

(2) The New Statute provides the Corporation with an increased opportunity to recruit and retain qualified directors by providing them greater protection against potential liability;

(3) The New Statute provides the Corporation with greater protection against vexatious or groundless derivative suits, while protecting the rights of shareholders to pursue meritorious derivative claims; and

(4) The New Statute provides the Corporation with greater protection against the misuse of information obtained upon inspection by shareholders of corporate records.

THEREFORE, BE IT RESOLVED, that the Board of Directors hereby elects to have the New Statute (in particular, Ind. Code 23-1-18 through 23-1-54, excluding Ind. Code 23-1-18-3, 23-1-21 and 23-1-53-3) apply to the Corporation on and after June 24, 1986;

RESOLVED FURTHER, that the President, any Vice President, Secretary and Treasurer, and each of them, be, and hereby are, authorized and directed to (1) file the foregoing resolution in the Office of the Secretary of State of Indiana and (2) take any and all additional action as may be deemed necessary or desirable to implement the foregoing resolution.

                                    EXHIBIT A

                            ARTICLES OF INCORPORATION
                                       OF
                             IRWIN UNION CORPORATION


The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended (herein. after referred to as the "Act,") execute the following Articles of Incorporation.




                                    ARTICLE I
                                      Name

The name of the Corporation is Irwin Union Corporation


                                   ARTICLE II
                                    Purposes

The purposes for which the Corporation is formed are:
The transaction of any and all lawful business for which corporations may be incorporated under the Act, including by way of illustration and not of limitation, the following:

                                                         Irwin Union Corporation
                                   ARTICLE II
                                    Purposes

2.01. To Act as Holding Company. To purchase or otherwise acquire, own and old the stock of other corporations and equity interest in other business entities and to direct the operations of other corporations through the ownership of stock therein and to direct the operations of other business entities through the ownership of equity interests therein.


2.02. Capacity to Act. To have the capacity to-act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed and such as are not repugnant to law.


2.03. To Deal in Securities. To acquire, by purchase, subscription or otherwise and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities (as hereinafter defined) issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or any state or commonwealth thereof, or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all of the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used herein shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit sharing agreement, collateral trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights or, in general, any interests or instruments commonly known as securities or any and all certificates of interest or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing.

2.04. Investment Management. To make, establish and maintain investments in securities, funds or properties of any nature whatsoever and to manage such funds; to do any and all acts and things for the preservation, protection, improvement and enhancement of the value of such property or securities or designed to accomplish any such purposes. To make investigations as to the business affairs and property of corporations, partnerships and various forms of business enterprises and to make appraisals and valuations of all kinds and investigate and render opinions as to the advisability from a financial standpoint of creating, merging, combining or otherwise dealing in business enterprises




Article II, Page One

Irwin Union Corporation


2.05. Creation of Corporations and Other Entities. To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

2.06. To Deal in Good Will. To acquire by purchase or exchange, or by transfer, or by merger or consolidation with, the Corporation of any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or otherwise to acquire the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof and to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation or by any other lawful means.

2.07. To Engage in Lending. To make loans and give other forms of credit including, but not limited to, financing, factoring and leasing, with or without security, and to negotiate and make contracts and agreements in connection therewith and to sell and underwrite credit insurance and life, property and liability insurance, directly or throuc.1 subsidiaries.

2.08. To Aid Subsidiaries. To aid by loans, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities (as that term is defined in section 2.03 hereof) are in any manner, directly or indirectly, held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, to assume, with or without recourse against any such corporation, firm, organization, association or entity, the payment of the principal of, and/or the interest and premium, if any, on any obligations issued or incurred by such corporation, firm, organization (association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish, any such purpose.

2.09. To Provide Services. To render service, assistance, counsel and advice to and act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) for any corporation, firm, organization, association or other entity and to gather, compile and disseminate information, data and advice in respect to matters of a commercial, financial, statistical and business nature and to act as consultants, counselors and advisors.

Article II, Page Two

Irwin Union Corporation


2.10. To Deal in Real Estate. To acquire by purchase, exchange, lease or otherwise, and to hold, own, improve, operate, manage, lease as lessee, let as lessor, sell, convey or mortgage, whether alone or in conjunction with others, real estate of every kind, character and description, and wherever situated, or any interest therein including, without limiting the generality of the foregoing, the design, development, management, acquisition, and operation of commercial, mercantile and service structures and facilities of every character, recreational structures and facilities, residential properties and structures, and mobile home parks.

2.11. To Deal in Personal Property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, at wholesale or retail, alone or in syndicates or otherwise in conjunction with others, commodities or other personal property of every kind, character and description and wherever situated, and any interest therein.

2.12. To Deal in its Own Securities. To acquire (by purchase, exchange, lease, hire or otherwise), hold, sell, transfer, reissue, or cancel its own shares, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares if such use would cause any impairment of the capital of the Corporation, and except that its own shares beneficially owned by the Corporation shall not be voted directly or indirectly.

2.13. To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes to its business.

2.14. To Enter into Partnerships. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership individual or other entity, for the carrying on of any business, transaction, or venture, which the Corporation is authorized to carry on or any business, transaction, or venture deemed necessary, convenient or incidental to carrying out of any of the purposes of the Corporation.

2.15. To Engage in Business Generally. To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing or agency business not prohibited by law and any, some or all of the foregoing.

2.16. To Borrow Money. To borrow money for any business object or purpose of the Corporation from time to time without limit as to amount, to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.


Article II, Page Three

                                                         Irwin union Corporation


2.17. To Execute Guarantees. To make any guarantee respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations.

2.18. Stated Capital; Consideration for Shares. To determine the amount of the stated capital and increase or reduce stated capital and determine the consideration to be received for shares issued from time to time.

2.19. Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all the rights, privileges and powers specified in or permitted under the Indiana General Corporation Act.

2.20. General Powers. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects of the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith which is not forbidden by the laws of the State of Indiana or by the provisions of these Articles of Incorporation.

2.21. Construction. The foregoing sections shall be construed as purposes as well as powers and the matters expressed in each section shall, unless otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other section, each of such sections being regarded as creating independent purposes and powers. The enumeration shall not be construed as limiting or restricting in any manner either the meaning or general terms used in any of the sections or the scope of the general powers of the Corporation created thereby. The enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers now or hereafter conferred by the laws of the state of Indiana nor shall the expression of one thing be deemed to exclude another not expressed, whether or not it be of like nature. The titles contained herein are solely for convenience and are not to be considered in construing the various sections.

2.22. Limiting Clause. Nothing in this article shall be construed to authorize the conduct by the Corporation, directly or indirectly, of a rural loan and savings association, credit union or a banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee or building and loan business or receiving deposits of money, bullion or foreign coins or of issuing bills, notes, or other evidences of debt or circulation as money; provided, however, that the Corporation may own, create or otherwise acquire all or part of the issued and outstanding stock of corporations lawfully engaged in any of such activities.





Article II, Page Four

                      CERTIFICATE OF CONSENT TO USE OF NAME

Irwin Union Bank and Trust Company, an Indiana bank, on its own behalf and on behalf of its wholly-owned subsidiary, Irwin Union Realty Corporation, hereby consents to incorporation under the Indiana General Corporation Act of a incorporation on having the name Irwin Union Corporation; consents that said corporation be authorized to transact business in Indiana; and grants permission to use, and consents to the use of, the name Irwin Union Corporation by said Indiana corporation as is provided by the Indiana General Corporation Act (IC 1971, 23-1-2-4).

IN WITNESS WHEREOF said Irwin Union Bank and Trust Company, an Indiana bank, has caused this Certificate of Consent to be executed in its proper corporate name by the officers below this day of May 1972.


IRWIN UNION BANK AND TRUST COMPANY
An Indiana Bank

By:  /s/ Paul. N. Dinkins
-------------------------
Paul N. Dinkins

Attest:

--------------------------------------------------------------------------------

/s/ John A. Nash
------------------
John A. Nash, Secretary

STATE OF INDIANA
                                      ) SS:
COUNTY OF BARTHOLOMEW )

Subscribed and sworn to by Paul N. Dinkins and John A. Nash, to me known to be the President and Secretary of Irwin Union Bank and Trust Company upon their several oaths before me, a notary public, this 30 day of May 1972.

/s/ Antoinette Frenzer
------------------------------
Antoinette Frenzer
Notary Public

My commission expires:

December 23, 1972


This instrument prepared by Stephen J. Dutton, attorney at law.

                      CERTIFICATE OF CONSENT TO USE OF NAME


Irwin Union Foundation, an Indiana foundation hereby consents to the incorporation under the Indiana General Corporation Act of a corporation having the Irwin Union Corporation; consents that said corporation be authorized to transact business in Indiana; and grants permission to use, and consents to the use of, the name Irwin Union Corporation by said Indiana corporation as is provided by the Indiana General Corporation Act (IC 1971, 23-1-2-4).


IN WITNESS WHEREOF said Irwin Union Foundation, an Indiana foundation, has caused this Certificate of Consent to be executed in its proper corporate name by the officers below this day of May, 1972.


                             IRWIN UNION FOUNDATION
                              An Indiana Foundation



By /s/ Paul N. Dinkins
---------------------
Paul N. Dinkins President

ATTEST:

/s/ James A. Joseph
----------------------------
James A. Joseph, Secretary


STATE OF INDIANA
                                       SS:
COUNTY OF BARTHOLOMEW


Subscribed and sworn to by Paul N. Dinkins and James A. Joseph, to me known to be the President and Secretary of Irwin Union Foundation upon their several oaths before me, a Notary Public, this, day of May, 1972.


/s/ Antoinette Frenzer
----------------------
Antoinette Frenzer

My Commission Expires:

December 23, 1972

This instrument prepared by Stephen J. Dutton, attorney at law.

ARTICLES OF INCORPORATION
IND. SECRETARY OF STATE OF
IRWIN UNION CORPORATION


Irwin Union Corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

ARTICLE I
AMENDMENT

Section 1. The date of incorporation of the Corporation is May 31, 1972.

Section 2. The name of the Corporation following this amendment is Irwin Union Corporation.

Section 3. The exact text of Article V, Section 1 and Section 5.20 of the Articles of Incorporation is now as follows:

Section 1. Number. The number of shares which the Corporation has the authority to issue is 1,550,000 shares consisting of 1,500,000 Common Shares with a par due of $5 par share, and 50,000 preferred shares without par value.

Section 5.20. Classes. The authorized shares of the Corporation (the "Shares") shall be divided into two classes consisting of 1,500,000 Common Shares, par value $5, (the "Common Shares") and 50,000 preferred shares without par value (the "Preferred Shares").

Section 4. The Amendment was adopted by the shareholders of the Corporation on March 22, 1989, and are to be effective upon the filing of these Articles of Amendment.

                                   ARTICLE II

                           MANNER OF ADOPTION AND VOTE


The designation (i.e. common, preferred and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to be -cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below:


                           Designation of Voting Group                                                 Common
                           Number of Outstanding Shares                                               630,007
                           Number of Votes Entitled to be Cast                                        630,007
                           Number of Votes Represented at Meeting                                     522,899
                           Shares Voted in Favor                                                      512,798
                                                                                                     --------
                           Shares Voted Against                                                         9,238

IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment of the Articles of Incorporation of the Corporation, and verifies subject to the penalties of perjury that the facts contained herein are true, this 10 day of May, 1989.


IRWIN UNION CORPORATION

/s/ Matthew F. Souza
---------------------------
Matthew F. Souza, Secretary







This instrument was prepared by Stephen J. Hackman, Attorney at Law, ICE MILLER DONADIO & RYAN, One American Square, Box 82001, Indianapolis, Indiana 46282-0002.

                                                                    EXHIBIT 3(d)

                          ARTICLES OF AMENDMENT OF THE
                            ARTICLES OF INCORPORATION

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF

                             Irwin Union Corporation

         The above corporation (hereinafter referred to as the Corporation existing pursuant to the Indiana Business Corporation Law. desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

                            ARTICLE I - AMENDMENT(S)

Section 1:  Date of Incorporation:  May 31, 1972

Section 2: The name of the Corporation following this amendment: Irwin Financial Corporation

Section 3: The exact text of Article(s) see attached of the Articles of Incorporation is now as follows (attach additional pages it necessary).

Date of each Amendment's Adoption:  August 21, 1990

Section 4: (Complete this section only if amendments provides for an exchange, reclassification or cancellation of issued shares and provisions for implementing the amendment are not contained in the amendment itself.

Provisions for implementing the exchange, reclassification or cancellation of issued shares are set forth below (Attach additional sheets if necessary):

N/A



                    ARTICLE 11 - MANNER OF ADOPTION AND VOTE

SECTION 1: Shareholder vote not required.
The amendment(s) was/were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

SECTION 2: Vote of Shareholders.
The designation (i.e. common, preferred and any classification were different classes of stock exists). number of outstanding shares. number of votes entitled to be Cast by each voting group) entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below: see attached.

DESIGNATION OF EACH VOTING GROUP.

NUMBER OF OUTSTANDING SHARES:

NUMBER OF VOTES ENTITLED TO BE CAST:

NUMBER OF VOTES REPRESENTED AT THE MEETING:

SHARES VOTED IN FAVOR.

SHARES VOTED AGAINST:


In Witness Whereof, the undersigned being Vice President and Secretary of said Corporation executes these Articles of Amendments of the Articles of Incorporation and verifies. subject to penalties of perjury that the statements contained herein are true, this 4th day of September, 1990.

/s/ Matthew F. Souza                                          Matthew F. Souza

Signature                                                     Printed

                                    ARTICLE I

AMENDMENT

Section 1. The date of incorporation of the Corporation is May 31, 1972.

Section 2. The name of the Corporation following this amendment is Irwin Financial Corporation.

Section 3. The exact text of Article I of the Articles of Incorporation is now as follows:

Name.  The name of the Corporation is Irwin Financial Corporation.

Section 4. The Amendment was adopted by the shareholders of the Corporation on August 21, 1990, and are to be effective upon the filing of these Articles of Amendment.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

The designation (i.e. common, preferred and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below:

                             Designation of voting Group                Common

                             Number of outstanding shares:             934,780
                             Number of votes entitled to be cast: 934,780 Number of votes represented at the
                             meeting:                                  713,402
                             Shares voted in favor:                    701,376
                             Shares voted against:                      10,175

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

         Irwin Financial Corporation

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is April 30, 1992.

IN Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Thirtieth day of April, 1992.

JOSEPH H. HOGSETT, Secretary of State

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:


The undersigned officers of Irwin Financial Corporation

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of Articles of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)

SECTION I The date of incorporation of the corporation is:  May 31, 1972

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is: same as above


SECTION 3

The exact text of Article(s): V Section 1 Number of the Articles of Incorporation now as follows:

The number of shares which the Corporation has the authority to issue is 7,550,000 shares consisting of common shares with a par value of $5 per share, and 50,000 preferred shares without par value.


SECTION 4 Date of each amendment's adoption:

April 21, 1992

                                   ARTICLE 11

                           Manner of Adoption and Vote

SECTION 1 Action by Directors:
The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) of the Articles of Incorporation directing a meeting of the Shareholders, to be held on allowing such Shareholders to-vote on the proposed amendment.
The resolution was adopted by (Select appropriate paragraph)
(a)Vote of the Board of Directors at a meeting held on      at which a quorum of
such Board was present.

(b) Written consent executed on          , and signed by all member of the Board
of Directors.

SECTION 2 Action by Shareholders:

The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment.

The amendment was adopted by: (Select appropriate paragraph)

(a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                                                     TOTAL
               SHAREHOLDERS ENTITLED TO VOTE.                      1,417,891
               SHAREHOLDERS VOTED IN FAVOR:                        1,211,029
               SHAREHOLDERS VOTED AGAINST.                            10,668

(b) Written consent executed on          19  and signed by all such Shareholders

SECTION 3 Compliance with Legal requirements.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance the provisions of the Act. the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the Penalties of perjury that the statements contained are true this

/s/ Matthew F. Souza
-------------------------
Vice President and Secretary

--------------------------------------------------------------------------------

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to them at this office, Articles of Amendment for:

         Irwin Financial Corporation

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is April 28, 1994.

IN Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-eighth day of April, 1994.

/s/ JOSEPH H. HOGSETT
-------------------------------
JOSEPH H. HOGSETT, Secretary of State

By /s/ Peggy Runes
----------------------------
Peggy Runes, Deputy

--------------------------------------------------------------------------------

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:



The undersigned officers of IRWIN FINANCIAL CORPORATION

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
(Indicate appropriate act)
Indiana Business Corporation Law
as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment certain provisions of Articles of Incorporation, certify the following facts:


                             ARTICLE I Amendment(s)

SECTION 1 The date of incorporation of the corporation is:  May 31, 1972

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:

same as above

SECTION 3

The exact text of Article(s) V., Section 1. Number of the Articles of Incorporation
         now as follows:

The number of shares which the Corporation has the authority to issue is 7,550,000 shares consisting of 7,500,000 common shares without par value, and 50,000 preferred shares without par value.

SECTION 4 Date of each amendment's adoption:

April 26, 1994

                     ARTICLE II Manner of Adoption and Vote

Section 1 Action by Directors:
The Board of Directors of the Corporation duly adopt a resolution proposing to
amend the terms and provisions of Articles            of the Articles of
Incorporation such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select appropriate paragraph)

(a) Vote of the Board of Directors at a meeting held on                 19   at
which a quorum of such Board was present.

(b) Written consent executed on                          19   and signed by all
members the Board of Directors.

The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the Proposed amendment.
The amendment was adopted by: (Select appropriate paragraph)       (a)


(a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

SHAREHOLDERS ENTITLED TO VOTE:                       5,833,135

SHAREHOLDERS VOTED IN FAVOR:                         4,986,081

SHAREHOLDERS VOTED AGAINST:                             27,183

(b) Written consent executed on                   and signed by all such
Shareholder of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal Compliance of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.



I hereby verify subject to the penalties of perjury that the statements contained are true the 27th day of April, 1994.

/s/ Matthew F. Souza                 Matthew F. Souza
Signature                            Printed Name

Officer's Title:  Vice President and Secretary

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                           IRWIN FINANCIAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 02, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Second day of May, 1996.

/s/ Sue Anne Gilroy
--------------------------
SUE ANNE GILROY, Secretary of State

JB
---------------------------
Deputy

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of Corporation
Irwin Financial Corporation

The undersigned officers of: Irwin Financial Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of: (indicate appropriate act) Indiana Business Corporation Law as amended

(hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             Article I Amendment(s)

SECTION 1 The date of incorporation of the Corporation is:  May 31, 1972

SECTION 2 The name of the Corporation following this amendment to the Articles of Incorporation is: same as above

SECTION 3

The exact text of Article(s) V. Section 1. Number of Incorporation is now as follows:

The number of shares which the Corporation has the authority to issue is of the Articles 40,050,000 shares consisting of 40,000,000 common shares without par value, and 50,000 preferred shares without par value.

SECTION 4 Date of each amendment's adoption: April 30, 1996

ARTICLE 11 Manner of Adoption and Vote

SECTION I This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.                                   5,670,586

Number of shares represented at the meeting.               5,296,068

Shares voted in favor.                                     4,928,818

Shares voted against.                                        344,339

B. Written consent executed on                                    19 and signed

by all such shareholders.



ARTICLE III Compliance with Legal Requirements


The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this lst day of May, 1996


/s/ Matthew F. Souza
------------------------------
Matthew F. Souza
Vice President and Secretary


                          ARTICLES OF AMENDMENT OF THE

                            ARTICLES OF INCORPORATION

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of Corporation Irwin Financial Corporation
Date of Incorporation May 31, 1972

The undersigned officers above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of. (Indicate appropriate act)

    X Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Article of Incorporation, certify the following facts:

                                    ARTICLE I

  The exact text of Article(s) V., Section I of the Articles

           (NOTE. if amending the name of corporation, write Article "I" in space above and write, "The name of the Corporation is below.)

        "Section 1. Number and Classes of Shares." The total number of shares, which the Corporation shall have the authority to issue, is 44,000,000 shares. The total authorized shares of the Corporation shall be divided into two classes: a class of up to 40,000,000 Common Shares without par value (the "Common Shares") and a class of up to 4,000,000 Preferred Shares without par value (the "Preferred Shares"). The Common Shares and the Preferred Shares are collectively referred to herein as the "Shares."

                                   ARTICLE II

Date of each amendments adoption:  April 29, 1999

                     ARTICLE III Manner of Adoption and Vote

  Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.


X  SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)
                A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

                           21689574 Shares entitled to vote.
                           19149002 Number of shares represented at the meeting. 15586607 Shares voted in favor.
                            2023197 Shares voted against.

                B. Unanimous written consent executed on _______ 19__ and signed by all shareholders entitled to vote.

                  ARTICLE IV Compliance with Legal Requirements

      The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

      I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 3rd day of May, 1999

      Signature of current officer or chairman of the board
      Printed name of officer or chairman of the board Matthew F. Souza

Signature's title   /s/ Matthew F. Souza
Secretary

                          ARTICLES OF AMENDMENT OF THE

                            ARTICLES OF INCORPORATION

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of Corporation Irwin Financial Corporation
Date of Incorporation May 31, 1972

The undersigned officers above referenced Corporation (hereinafter referred to as the 'Corporation") existing pursuant to the provisions of. (Indicate appropriate act)

    X Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Article of Incorporation, certify the following facts:

                                    ARTICLE I

  The exact text of Article(s) V., Section 2, 5.20 of the Articles

           (NOTE. if amending the name of corporation, write Article "I" in space above and write, "The name of the Corporation is below.)

Section Deleted.

                                   ARTICLE II

Date of each amendments adoption:  April 29, 1999

                     ARTICLE III Manner of Adoption and Vote

  Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

X  SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)
           A. Vote of such shareholders during a meeting called by the
           Board of Directors. The result of such vote is as follows:

                           21689574 Shares entitled to vote.
                           19149002 Number of shares represented at the meeting. 18987492 Shares voted in favor.
                              81949 Shares voted against.

                B. Unanimous written consent executed on _______ 19__ and signed by all shareholders entitled to vote.

                  ARTICLE IV Compliance with Legal Requirements

      The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

      I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 3rd day of May, 1999

      Signature of current officer or chairman of the board

      Printed name of officer or chairman of the board Matthew F. Souza

Signature's title   /s/ Matthew F. Souza
Secretary




                          ARTICLES OF AMENDMENT OF THE
                            ARTICLES OF INCORPORATION

                           IRWIN FINANCIAL CORPORATION


                               Article I Amendment

         The exact text of Article V., Section 2 of the Articles is amended to add a new Section 5.27, as set forth in Exhibit A and Exhibit B attached hereto, respectively.


                                   Article II

         Date of each amendment's adoption:  August 26, 1999.


                     Article III Manner of Adoption and Vote

         SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

                  Article IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 2nd day of September, 1999.

/s/ Matthew F. Souza
Matthew F. Souza, Secretary

                                                                       EXHIBIT A

                           IRWIN FINANCIAL CORPORATION

                 TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES

         By resolutions adopted on April 29, 1999 and August 26, 1999, the Board of Directors of Irwin Financial Corporation (the "Corporation"), has established and designated a series of Preferred shares to be called the Series A Convertible Preferred Shares (the "Series A Preferred Shares"), to consist of 67,000 shares having the following terms.


         1.       Definitions.

                  "Bank" means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

                  "Banking Office" means, collectively, the banking offices operated by the Bank in Monroe County, Indiana, including locations at 300 W 6th St., Bloomington, IN 47404; 1175 College Mall Rd., Box A, Bloomington, IN 47401; and 528 S. College Ave., Box A, Bloomington, IN 47401.

                  "Board" means the Board of Directors of the Corporation.

                  "Common Shares" means the common shares of the Corporation.

                  "Corporation" means Irwin Financial Corporation, an Indiana corporation.

                  "Deposit Goal" means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $34,000,000, with the calculations to be made as set forth in
         Section 4(b)(iii) herein.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

                  "Purchase Price" means the price per share at which the Series A Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

                  "Series A Preferred Shares" means the Series A Convertible Preferred Shares of the Corporation.

                  "Start Date" means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

         2. Dividends. The holders of outstanding Series A Preferred Shares shall not be entitled to receive any dividends on the Series A Preferred Shares.

         3.       Redemption.

                  (a) The outstanding Series A Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series A Preferred Shares (the "Redemption Price") equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), the holders of the outstanding Series A Preferred Shares shall have an option to convert each Series A Preferred Share into 1.25 Common Shares.

                  (b) Notice of any redemption of Series A Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series A Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder's address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series A Preferred Shares into Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

                  (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series A Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series A Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

                  (d) Any Series A Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series A Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (e) Any notice required by the provisions of this Section 3 to be given to the holders of Series A Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

         4. Conversion Rights. The Series A Preferred Shares shall be convertible into Common Shares as follows:

                  (a) No Optional Conversion. Other than pursuant to a redemption of the Series A Preferred Shares as set forth in Section 3 above, the holders of Series A Preferred Shares shall have no optional rights to convert such shares into Common Shares.

                  (b) Automatic Conversion. Each Series A Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series A Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

                           (i) Second Anniversary after Start Date. If the
                  Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series A Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series A Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

                           (ii) Third Anniversary after Start Date. If the
                  conversion of the Series A Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series A Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six
                  (36) months after the Start Date.

                           (iii) Determination of Whether Deposit Goal Has Been
                  Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $34,000,000. For the purposes of determining whether the Deposit Goal has been met, the corporation will follow the following procedures:

                                    Deposits: For the purpose of making the
                           Deposit Goal calculations, "deposits" means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit shall be included in the total amount of deposits only to the extent that they do not exceed 10% of total deposits.

                                    Credit for Deposits: The specific banking
                           office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank's accounting system tracks and accounts for all depository accounts on a daily basis.

                                    Calendar Quarter Average: After a calendar
                           quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

                  All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Board of Directors of the Corporation, whose determinations in this regard shall be final and conclusive for all purposes.

                  (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 4(b) above, the outstanding Series A Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series A Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 4(b) above, as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series A Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 4(b) hereof. Subject to the provisions of Section 4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series A Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series A Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

                  (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series A Preferred Shares on the Conversion Date), such Series A Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 4(b) herein on presentation and surrender of the respective certificates evidencing such Series A Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series A Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 4.

                  (f) Authorized, But Unissued Shares. Any Series A Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 4 shall, after such conversion become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series A Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series A Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series A Preferred Shares.

                  (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series A Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

         5. Conversion Ratio Adjustments. The number of Common Shares into which the Series A Preferred Shares shall be converted pursuant to Section 4 (the "Conversion Ratios") and the securities or other property deliverable upon conversion of the Series A Preferred Shares shall be subject to adjustment from time to time as follows:

                  (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series A Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series A Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series A Preferred Shares been converted immediately prior thereto.

                  (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series A Preferred Shares is decreased by a combination of the outstanding Common

         Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series A Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series A Preferred Shares been converted immediately prior thereto.

                  (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series A Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series A Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series A Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series A Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series A Preferred Shares.

                  (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

                  (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this
         Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series A Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series A Preferred Shares at its address appearing on the Corporation's records.

                  (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series A Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series A Preferred Shares in respect of which such shares are being issued.

         6. Voting. The holders of Series A Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series A Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series A Preferred Share held.

         7.       Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series A Preferred Shares upon liquidation. All outstanding shares of any other series of preferred shares shall rank at parity with the Series A Preferred Shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a "dissolution, liquidation or winding up of the Corporation" within the meaning of this Section 7(a).

                  (b) After the payment to the holders of Series A Preferred Shares of the full preferential amounts fixed hereby for Series A

         Preferred Shares, the holders of Series A Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If the assets of the Corporation available for distribution to the holders of Series A Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series A Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series A Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         8. Reports to Holders of Series A Preferred Shares. For so long as there shall remain outstanding any Series A Preferred Shares, the Corporation shall furnish to each holder of record of Series A Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

         9. Certain Covenants. So long as any Series A Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series A Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this Resolution Establishing Series A Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series A Preferred Shares.

         10. Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 4 or Section 5 herein, then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series A Preferred Shares to protect the rights of the holders thereof.

         11. Exclusion of Other Rights. Unless otherwise required by law, the Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                          ARTICLES OF AMENDMENT OF THE

                            ARTICLES OF INCORPORATION

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of Corporation Irwin Financial Corporation
Date of Incorporation May 31, 1972


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

The undersigned officers above referenced Corporation (hereinafter referred to as the 'Corporation") existing pursuant to the provisions of. (Indicate appropriate act)

    X Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Article of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)

  The exact text of Article(s) V., Section 2 of the Articles

           (NOTE: if amending the name of corporation, write Article 'I' in space above and write, "The name of the Corporation is_____" below.)

1. Section 5.27 is amended as set forth in Exhibit A attached hereto, respectively.
2. Section 5/28 is amended as set forth in Exhibit B attached hereto, respectively.
3. Amended to add a new Section 5.29 as set forth in Exhibit C attached hereto, respectively.

                                   ARTICLE II

Date of each amendment's adoption: October 8, 1999

                     ARTICLE III Manner of Adoption and Vote

  Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

X SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

                  ARTICLE IV Compliance with Legal Requirements

      The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

      I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 26th day of October, 1999.

      Signature of current officer or chairman of the board /s/ Ellen Z. Mufson Printed name of officer or chairman of the board Ellen Z. Mufson

      Signature's title Assistant Secretary



                         CERTIFIED COPY OF A RESOLUTION



I HEREBY CERTIFY that I am the Assistant Secretary of Irwin Financial Corporation, an Indiana corporation, and that the following resolution was adopted by the Board of Directors of said Corporation on October 8, 1999:

                                [Attached Herein]

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the corporate seal this 26th day of October 1999.



                                            /s/ Ellen Z. Mufson
                                            ---------------------------------
                                            Ellen Z. Mufson, Assistant Secretary

                                                                       EXHIBIT A

                           IRWIN FINANCIAL CORPORATION
                                  AMENDMENT TO
                 TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES

         By Unanimous Written Consent effective as of October 8, 1999, the Board of Directors of Irwin Financial Corporation (the "Corporation"), has amended the terms of its Series A Convertible Preferred Shares (the "Series A Preferred Shares"), to consist of 66,666 shares, and further as follows:


         1.       Definitions.

                  "Bank" means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

                  "Banking Office" means, collectively, the banking offices operated by the Bank in Monroe County, Indiana, including locations at 300 W. 6th St., Bloomington, IN 47404; 1175 College Mall Rd., Box A, Bloomington, IN 47401; and 528 S. College Ave., Box A, Bloomington, IN 47401.

                  "Board" means the Board of Directors of the Corporation.

                  "Common Shares" means the common shares of the Corporation.

                  "Corporation" means Irwin Financial Corporation, an Indiana corporation.

                  "Deposit Goal" means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $50,000,000, with the calculations to be made as set forth in
         Section 4(b)(iii) herein.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

                  "Purchase Price" means the price per share at which the Series A Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

                  "Series A Preferred Shares" means the Series A Convertible Preferred Shares of the Corporation.

                  "Start Date" means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

         2. Dividends. The holders of outstanding Series A Preferred Shares shall not be entitled to receive any dividends on the Series A Preferred Shares.

         3.       Redemption.

                  (a) The outstanding Series A Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series A Preferred Shares (the "Redemption Price") equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), the holders of the outstanding Series A Preferred Shares shall have an option to convert each Series A Preferred Share into 1.25 Common Shares.

                  (b) Notice of any redemption of Series A Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series A Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder's address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series A Preferred Shares into

         Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

                  (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series A Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series A Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

                  (d) Any Series A Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series A Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (e) Any notice required by the provisions of this Section 3 to be given to the holders of Series A Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

         4. Conversion Rights. The Series A Preferred Shares shall be convertible into Common Shares as follows:

                  (a) No Optional Conversion. Other than pursuant to a redemption of the Series A Preferred Shares as set forth in Section 3 above, the holders of Series A Preferred Shares shall have no optional rights to convert such shares into Common Shares.

                  (b) Automatic Conversion. Each Series A Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series A Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

                           (i) Second Anniversary after Start Date. If the
                  Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series A Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series A Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

                           (ii) Third Anniversary after Start Date. If the
                  conversion of the Series A Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series A Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit
                  Goal has not been met prior to the end of thirty-six (36) months after the Start Date.

                           (iii) Determination of Whether Deposit Goal Has Been
                  Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $50,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

                                    Deposits: For the purpose of making the
                           Deposit Goal calculations, "deposits" means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

                                    Credit for Deposits: The specific banking
                           office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank's accounting system tracks and accounts for all depository accounts on a daily basis.

                                    Calendar Quarter Average: After a calendar
                           quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

                  All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

                  (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 4(b) above, the outstanding Series A Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the

         Series A Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 4(b) above, as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series A Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 4(b) hereof. Subject to the provisions of Section 4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series A Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series A Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

                  (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series A Preferred Shares on the Conversion Date), such Series A Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 4(b) herein on presentation and surrender of the respective certificates evidencing such Series A Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series A Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 4.

                  (f) Authorized, But Unissued Shares. Any Series A Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 4 shall, after such conversion become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series A Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series A Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series A Preferred Shares.

                  (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series A Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

         5. Conversion Ratio Adjustments. The number of Common Shares into which the Series A Preferred Shares shall be converted pursuant to Section 4 (the "Conversion Ratios") and the securities or other property deliverable upon conversion of the Series A Preferred Shares shall be subject to adjustment from time to time as follows:

                  (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series A Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series A Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series A Preferred Shares been converted immediately prior thereto.

                  (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series A Preferred Shares is decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series A Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series A Preferred Shares been converted immediately prior thereto.

                  (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series A Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series A Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series A Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series A Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series A Preferred Shares.

                  (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

                  (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this
         Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series A Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series A Preferred Shares at its address appearing on the Corporation's records.

                  (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series A Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series A Preferred Shares in respect of which such shares are being issued.

         6. Voting. The holders of Series A Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series A Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series A Preferred Share held.

         7. Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series A Preferred Shares upon liquidation. All outstanding shares of any other series of preferred shares shall rank at parity with the Series A Preferred Shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a "dissolution, liquidation or winding up of the Corporation" within the meaning of this Section 7(a).

                  (b) After the payment to the holders of Series A Preferred Shares of the full preferential amounts fixed hereby for Series A Preferred Shares, the holders of Series A Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If the assets of the Corporation available for distribution to the holders of Series A Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series A Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series A Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         8. Reports to Holders of Series A Preferred Shares. For so long as there shall remain outstanding any Series A Preferred Shares, the Corporation shall furnish to each holder of record of Series A Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

         9. Certain Covenants. So long as any Series A Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series A Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this Resolution Establishing Series A Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series A Preferred Shares.

         10. Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 4 or Section 5 herein, then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series A Preferred Shares to protect the rights of the holders thereof.

         11. Exclusion of Other Rights. Unless otherwise required by law, the Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.


                                                                       EXHIBIT B

                           IRWIN FINANCIAL CORPORATION
                                  AMENDMENT TO
                 TERMS OF SERIES B CONVERTIBLE PREFERRED SHARES


         By Unanimous Written Consent effective as of October 8, 1999, the Board of Directors of Irwin Financial Corporation (the "Corporation"), has amended the terms of its Series B Convertible Preferred Shares (the "Series B Preferred Shares"), to consist of 66,666 shares, and further as follows:


         1. Definitions.

                  "Bank" means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

                  "Banking Office" means the banking office operated by the Bank at 555 W. Crosstown Parkway, Kalamazoo, Michigan 49008.

                  "Board" means the Board of Directors of the Corporation.

                  "Common Shares" means the common shares of the Corporation.

                  "Corporation" means Irwin Financial Corporation, an Indiana corporation.

                  "Deposit Goal" means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $25,000,000, with the calculations to be made as set forth in
         Section 4(b)(iii) herein.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

                  "Purchase Price" means the price per share at which the Series B Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

                  "Series B Preferred Shares" means the Series B Convertible Preferred Shares of the Corporation.

                  "Start Date" means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

         2. Dividends. The holders of outstanding Series B Preferred Shares shall not be entitled to receive any dividends on the Series B Preferred Shares.

         3. Redemption.

                  (a) The outstanding Series B Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series B Preferred Shares (the "Redemption Price") equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), the holders of the outstanding Series B Preferred Shares shall have an option to convert each Series B Preferred Share into 1.25 Common Shares.

                  (b) Notice of any redemption of Series B Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series B Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder's address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series B Preferred Shares into Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

                  (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series B Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series B Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

                  (d) Any Series B Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series B Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (e) Any notice required by the provisions of this Section 3 to be given to the holders of Series B Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

         4. Conversion Rights. The Series B Preferred Shares shall be convertible into Common Shares as follows:

                  (a) No Optional Conversion. Other than pursuant to a redemption of the Series B Preferred Shares as set forth in Section 3 above, the holders of Series B Preferred Shares shall have no optional rights to convert such shares into Common Shares.

                  (b) Automatic Conversion. Each Series B Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series B Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

                           (i) Second Anniversary after Start Date. If the
                  Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series B Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series B Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

                           (ii) Third Anniversary after Start Date. If the
                  conversion of the Series B Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series B Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six
                  (36) months after the Start Date.

                           (iii) Determination of Whether Deposit Goal Has Been
                  Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $25,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

                                    Deposits: For the purpose of making the
                           Deposit Goal calculations, "deposits" means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

                                    Credit for Deposits: The specific banking
                           office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank's accounting system tracks and accounts for all depository accounts on a daily basis.

                                    Calendar Quarter Average: After a calendar
                           quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

                  All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

                  (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 4(b) above, the outstanding Series B Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series B Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 4(b) above, as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series B Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 4(b) hereof. Subject to the provisions of Section 4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series B Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series B Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

                  (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series B Preferred Shares on the Conversion Date), such Series B Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 4(b) herein on presentation and surrender of the respective certificates evidencing such Series B Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series B Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 4.

                  (f) Authorized, But Unissued Shares. Any Series B Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 4 shall, after such conversion become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series B Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series B Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series B Preferred Shares.

                  (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series B Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

         5. Conversion Ratio Adjustments. The number of Common Shares into which the Series B Preferred Shares shall be converted pursuant to Section 4 (the "Conversion Ratios") and the securities or other property deliverable upon conversion of the Series B Preferred Shares shall be subject to adjustment from time to time as follows:

                  (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series B Preferred Shares is increased by a subdivision or split-up of Common

         Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series B Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series B Preferred Shares been converted immediately prior thereto.

                  (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series B Preferred Shares is decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series B Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series B Preferred Shares been converted immediately prior thereto.

                  (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series B Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series B Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series B Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series B Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series B Preferred Shares.

                  (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

                  (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this
         Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series B Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series B Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series B Preferred Shares at its address appearing on the Corporation's records.

                  (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series B Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series B Preferred Shares in respect of which such shares are being issued.

         6. Voting. The holders of Series B Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series B Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series B Preferred Share held.

         7. Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series B Preferred Shares upon liquidation. All outstanding shares of any other series of preferred shares shall rank at parity with the Series B Preferred Shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a "dissolution, liquidation or winding up of the Corporation" within the meaning of this Section 7(a).

                  (b) After the payment to the holders of Series B Preferred Shares of the full preferential amounts fixed hereby for Series B Preferred Shares, the holders of Series B Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If the assets of the Corporation available for distribution to the holders of Series B Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series B Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series B Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         8. Reports to Holders of Series B Preferred Shares. For so long as there shall remain outstanding any Series B Preferred Shares, the Corporation shall furnish to each holder of record of Series B Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

         9. Certain Covenants. So long as any Series B Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series B Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this Resolution Establishing Series B Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series B Preferred Shares.

         10. Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 4 or Section 5 herein, then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series B Preferred Shares to protect the rights of the holders thereof.

         11. Exclusion of Other Rights. Unless otherwise required by law, the Series B Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.


                                                                       EXHIBIT C

                           IRWIN FINANCIAL CORPORATION

                 TERMS OF SERIES C CONVERTIBLE PREFERRED SHARES

         By Unanimous Written Consent effective as of October 8, 1999, the Board of Directors of Irwin Financial Corporation (the "Corporation"), has approved and adopted the terms of Series C Convertible Preferred Shares (the "Series C Preferred Shares"), to consist of 133,332 shares, as follows:


         1. Definitions.

                  "Bank" means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

                  "Banking Office" means, collectively, the banking offices operated by the Bank in Hamilton County, Indiana, and Marion County, Indiana, including locations at 11611 N. Meridian St., Suite 100, Carmel, Indiana 46032 and 300 N. Meridian St., Suite 1200, Indianapolis, Indiana 46204.

                  "Board" means the Board of Directors of the Corporation.

                  "Common Shares" means the common shares of the Corporation.

                  "Corporation" means Irwin Financial Corporation, an Indiana corporation.

                  "Deposit Goal" means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $50,000,000, with the calculations to be made as set forth in
         Section 4(b)(iii) herein.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

                  "Purchase Price" means the price per share at which the Series C Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

                  "Series C Preferred Shares" means the Series C Convertible Preferred Shares of the Corporation.

                  "Start Date" means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

         2. Dividends. The holders of outstanding Series C Preferred Shares shall not be entitled to receive any dividends on the Series C Preferred Shares.

         3. Redemption.

                  (a) The outstanding Series C Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series C Preferred Shares (the "Redemption Price") equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), the holders of the outstanding Series C Preferred Shares shall have an option to convert each Series C Preferred Share into 1.25 Common Shares.

                  (b) Notice of any redemption of Series C Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series C Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder's address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series C Preferred Shares into Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

                  (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series C Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series C Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

                  (d) Any Series C Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series C Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (e) Any notice required by the provisions of this Section 3 to be given to the holders of Series C Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

         4. Conversion Rights. The Series C Preferred Shares shall be convertible into Common Shares as follows:

                  (a) No Optional Conversion. Other than pursuant to a redemption of the Series C Preferred Shares as set forth in Section 3 above, the holders of Series C Preferred Shares shall have no optional rights to convert such shares into Common Shares.

                  (b) Automatic Conversion. Each Series C Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series C Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

                           (i) Second Anniversary after Start Date. If the
                  Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series C Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series C Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

                           (ii) Third Anniversary after Start Date. If the
                  conversion of the Series C Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series C Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six
                  (36) months after the Start Date.

                           (iii) Determination of Whether Deposit Goal Has Been
                  Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $50,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

                                    Deposits: For the purpose of making the
                           Deposit Goal calculations, "deposits" means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

                                    Credit for Deposits: The specific banking
                           office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank's accounting system tracks and accounts for all depository accounts on a daily basis.

                                    Calendar Quarter Average: After a calendar
                           quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

                  All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

                  (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 4(b) above, the outstanding Series C Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series C Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 4(b) above, as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series C Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 4(b) hereof. Subject to the provisions of Section 4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series C Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series C Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

                  (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series C Preferred Shares on the Conversion Date), such Series C Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 4(b) herein on presentation and surrender of the respective certificates evidencing such Series C Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series C Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 4.

                  (f) Authorized, But Unissued Shares. Any Series C Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 4 shall, after such conversion become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series C Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series C Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series C Preferred Shares.

                  (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series C Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

         5. Conversion Ratio Adjustments. The number of Common Shares into which the Series C Preferred Shares shall be converted pursuant to Section 4 (the "Conversion Ratios") and the securities or other property deliverable upon conversion of the Series C Preferred Shares shall be subject to adjustment from time to time as follows:

                  (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series C Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series C Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series C Preferred Shares been converted immediately prior thereto.

                  (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series C Preferred Shares is decreased by a combination of the outstanding Common

         Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series C Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series C Preferred Shares been converted immediately prior thereto.

                  (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series C Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series C Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series C Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series C Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series C Preferred Shares.

                  (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

                  (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this
         Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series C Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series C Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series C Preferred Shares at its address appearing on the Corporation's records.

                  (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series C Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series C Preferred Shares in respect of which such shares are being issued.

         6. Voting. The holders of Series C Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series C Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series C Preferred Share held.

         7. Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series C Preferred Shares upon liquidation. All outstanding shares of any other series of preferred shares shall rank at parity with the Series C Preferred Shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a "dissolution, liquidation or winding up of the Corporation" within the meaning of this Section 7(a).

                  (b) After the payment to the holders of Series C Preferred Shares of the full preferential amounts fixed hereby for Series C

         Preferred Shares, the holders of Series C Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If the assets of the Corporation available for distribution to the holders of Series C Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series C Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series C Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         8. Reports to Holders of Series C Preferred Shares. For so long as there shall remain outstanding any Series C Preferred Shares, the Corporation shall furnish to each holder of record of Series C Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

         9. Certain Covenants. So long as any Series C Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series C Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this resolution establishing Series C Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series C Preferred Shares.

         10. Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 4 or Section 5 herein, then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series C Preferred Shares to protect the rights of the holders thereof.

         11. Exclusion of Other Rights. Unless otherwise required by law, the Series C Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                          ARTICLES OF AMENDMENT OF THE

                            ARTICLES OF INCORPORATION

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of Corporation Irwin Financial Corporation
Date of Incorporation May 31, 1972

The undersigned officers above referenced Corporation (hereinafter referred to as the 'Corporation") existing pursuant to the provisions of. (Indicate appropriate act)

    X Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Article of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)

  The exact text of Article(s) V., Section 2 of the Articles

           (NOTE: if amending the name of corporation, write Article 'I' in space above and write, "The name of the Corporation is_____" below.)

           is amended to add a new Section 5.30, as set forth in Exhibit A attached hereto, respectively.

                                   ARTICLE II

Date of each amendment's adoption: December 16, 1999

                     ARTICLE III Manner of Adoption and Vote

  Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

X SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

                  ARTICLE IV Compliance with Legal Requirements

      The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

      I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 31st day of January, 2000.

      Signature of current officer or chairman of the board /s/ Ellen Z. Mufson Printed name of officer or chairman of the board Ellen Z. Mufson

      Signature's title Assistant Secretary


                         CERTIFIED COPY OF A RESOLUTION



I HEREBY CERTIFY that I am the Assistant Secretary of Irwin Financial Corporation, an Indiana corporation, and that the following resolution was adopted by the Board of Directors of said Corporation on December 16, 1999:

                                [Attached Herein]

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the corporate seal this 31st day of January 2000.



                                            /s/ Ellen Z. Mufson
                                            ---------------------------------
                                            Ellen Z. Mufson, Assistant Secretary

                                                                       EXHIBIT A

                           IRWIN FINANCIAL CORPORATION

                 TERMS OF SERIES D CONVERTIBLE PREFERRED SHARES

         By Resolution effective as of December 16, 1999, the Board of Directors of Irwin Financial Corporation (the "Corporation"), has approved and adopted the terms of Series D Convertible Preferred Shares (the "Series D Preferred Shares"), to consist of 66,666 shares, as follows:

1.       Definitions.

                  "Bank" means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

                  "Banking Office" means, collectively, the banking offices operated by the Bank at 0-185 44th Street, Grandville, Michigan 49418.

                  "Board" means the Board of Directors of the Corporation.

                  "Common Shares" means the common shares of the Corporation.

                  "Corporation" means Irwin Financial Corporation, an Indiana corporation.

                  "Deposit Goal" means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $25,000,000, with the calculations to be made as set forth in
         Section 4(b)(iii) herein.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

                  "Purchase Price" means the price per share at which the Series D Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

                  "Series D Preferred Shares" means the Series D Convertible Preferred Shares of the Corporation.

                  "Start Date" means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

         2. Dividends. The holders of outstanding Series D Preferred Shares shall not be entitled to receive any dividends on the Series D Preferred Shares.

         3. Redemption.

                  (a) The outstanding Series D Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series D Preferred Shares (the "Redemption Price") equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), the holders of the outstanding Series D Preferred Shares shall have an option to convert each Series D Preferred Share into 1.25 Common Shares.

                  (b) Notice of any redemption of Series D Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series D Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder's address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series D Preferred Shares into Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

                  (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series D Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series D Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

                  (d) Any Series D Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series D Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (e) Any notice required by the provisions of this Section 3 to be given to the holders of Series D Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

         4. Conversion Rights. The Series D Preferred Shares shall be convertible into Common Shares as follows:

                  (a) No Optional Conversion. Other than pursuant to a redemption of the Series D Preferred Shares as set forth in Section 3 above, the holders of Series D Preferred Shares shall have no optional rights to convert such shares into Common Shares.

                  (b) Automatic Conversion. Each Series D Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series D Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

                           (i) Second Anniversary after Start Date. If the
                  Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series D Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series D Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

                           (ii) Third Anniversary after Start Date. If the
                  conversion of the Series D Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series D Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six (36) months after the Start Date.

                           (iii) Determination of Whether Deposit Goal Has Been
                  Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $25,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

                                    Deposits: For the purpose of making the
                           Deposit Goal calculations, "deposits" means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

                                    Credit for Deposits: The specific banking
                           office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank's accounting system tracks and accounts for all depository accounts on a daily basis.

                                    Calendar Quarter Average: After a calendar
                           quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

                  All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

                  (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 4(b) above, the outstanding Series D Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series D Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 4(b) above, as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series D Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 4(b) hereof. Subject to the provisions of Section 4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series D Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series D Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

                  (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series D Preferred Shares on the Conversion Date), such Series D Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 4(b) herein on presentation and surrender of the respective certificates evidencing such Series D Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series D Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 4.

                  (f) Authorized, But Unissued Shares. Any Series D Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 4 shall, after such conversion, become authorized but unissued (and undesignated) preferred shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series D Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series D Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series D Preferred Shares.

                  (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series D Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

         5. Conversion Ratio Adjustments. The number of Common Shares into which the Series D Preferred Shares shall be converted pursuant to Section 4 (the "Conversion Ratios") and the securities or other property deliverable upon conversion of the Series D Preferred Shares shall be subject to adjustment from time to time as follows:

                  (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series D Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series D Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series D Preferred Shares been converted immediately prior thereto.

                  (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series D Preferred Shares is decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series D Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series D Preferred Shares been converted immediately prior thereto.

                  (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series D Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series D Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series D Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series D Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series D Preferred Shares.

                  (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

                  (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this
         Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series D Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series D Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series D Preferred Shares at its address appearing on the Corporation's records.

                  (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series D Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series D Preferred Shares in respect of which such shares are being issued.


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         6. Voting. The holders of Series D Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series D Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series D Preferred Share held.

         7.       Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series D Preferred Shares upon liquidation. The Series D Preferred Shares shall rank at parity with all outstanding shares of any other series of preferred shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a "dissolution, liquidation or winding up of the Corporation" within the meaning of this Section 7(a).

                  (b) After the payment to the holders of Series D Preferred Shares of the full preferential amounts fixed hereby for Series D Preferred Shares, the holders of Series D Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If the assets of the Corporation available for distribution to the holders of Series D Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series D Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series D Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         8. Reports to Holders of Series D Preferred Shares. For so long as there shall remain outstanding any Series D Preferred Shares, the Corporation shall furnish to each holder of record of Series D Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

         9. Certain Covenants. So long as any Series D Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series D Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this resolution establishing Series D Convertible Preferred Shares, or otherwise amend, alter or repeal any


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provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series D Preferred Shares.

         10. Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 4 or Section 5 herein, then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series D Preferred Shares to protect the rights of the holders thereof.

         11. Exclusion of Other Rights. Unless otherwise required by law, the Series D Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.


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